Exhibit 99

NEWS RELEASE

HELMERICH & PAYNE, INC. / 1437 SOUTH BOULDER AVENUE / TULSA, OKLAHOMA

June 5, 2013

HELMERICH & PAYNE, INC. SIGNIFICANTLY INCREASES REGULAR DIVIDEND

Helmerich & Payne, Inc. (NYSE: HP) announced today that its Board of Directors declared a dividend of $0.50 per share of common stock for its third quarter of fiscal 2013 ending June 30, 2013.  This represents a very significant increase from the Company’s prior quarterly regular dividend level of $0.15 per share.  The dividend is payable on August 30, 2013 to shareholders of record at the close of business on August 15, 2013.

Company Chairman and CEO, Hans Helmerich commented, “We are pleased to be in position to deliver a meaningful level of yield to our shareholders while retaining a strong ability to continue to pursue growth opportunities.”

Helmerich & Payne, Inc. is primarily a contract drilling company. As of June 5, 2013, the Company’s existing fleet included 302 land rigs in the U.S., 29 international land rigs and nine offshore platform rigs. The Company’s global land fleet includes 300 FlexRigs®*.

*FlexRig® is a registered trademark of Helmerich & Payne, Inc.

Contact:

Investor Relations

investor.relations@hpinc.com

(918) 588-5207